Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176116) and Form S-8 (No. 333-159148) of Validus Holdings, Ltd. of our report dated February 15, 2013 relating to the financial statements, financial statements schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
February 15, 2013